Exhibit 99.1

For Immediate Release	Contacts:
Monday, May 16, 2005	Walter Berger, EVP & CFO Kate Snedeker, Media & Investor Relations 317.266.0100

EMMIS COMMUNICATIONS COMMENCES

DUTCH AUCTION TENDER OFFER

          INDIANAPOLIS, INDIANA – Emmis Communications Corporation (NASDAQ: EMMS) announced today that it has commenced its previously announced “Dutch Auction” tender offer to purchase up to 20,250,000 shares of its Class A common stock at a price per share not less than $17.25 and not greater than $19.75. The mid-point of this range represents approximately a 20% premium above the closing price per share of the Class A common stock of $15.45 on the Nasdaq National Market on May 9, 2005, the last trading day prior to Emmis’ announcement of its intent to commence the tender offer.

          The number of shares of Class A common stock proposed to be purchased in the Dutch Auction tender offer represents approximately 39% of the currently outstanding Class A shares and approximately 36% of the outstanding shares of Class A and Class B common stock. The closing price per share of the Class A common stock on Nasdaq on May 13, 2005 was $17.99 per share.

          Jeffrey H. Smulyan, the Chairman and CEO of Emmis, said, “Investing in our own shares of Class A common stock is an attractive use of capital and an efficient means to provide value to our shareholders.”

          The purchase will be financed from a combination of new borrowings under Emmis’ existing credit facility and new debt financing. As a result, the tender offer is subject to the receipt of debt financing on terms and conditions satisfactory to Emmis, in its reasonable judgment, in an amount sufficient to purchase the Class A shares in the tender offer and to pay related fees and expenses.

          The tender offer will expire at 12:00 midnight, New York City time, on Monday, June 13, 2005, unless extended by Emmis. Tenders of Class A shares must be made on or prior to the expiration of the tender offer and may be withdrawn at any time on or prior to the expiration of the tender offer.

          Emmis will deliver for filing today Articles of Correction with the Indiana Secretary of State to correct the anti-dilution adjustment provisions of its outstanding convertible preferred stock. The Articles of Correction will implement the original agreement of the parties by correcting a mistake in the anti-dilution provisions relating to a tender offer by Emmis involving the purchase of shares of common stock for consideration representing more than 15% of the company’s market capitalization. Upon the completion of the “Dutch Auction” tender offer described above, the anti-dilution provisions, as originally filed, would have resulted in the holders of the convertible preferred stock receiving a substantially greater reduction in the conversion price than was the original expectation of the parties. The revised anti-dilution provisions in the Articles of Correction reflect the original intent of the parties by including a customary anti-dilution formula for tender offers. Emmis will file a lawsuit later today in Indiana State Court seeking, in part, a declaratory judgment authorizing the correction or reformation of the anti-dilution provisions in its second amended and restated Articles of Incorporation so that they are consistent with those in the Articles of Correction.

          The tender offer is contingent on Emmis either prevailing in the lawsuit for declaratory judgment or resolving the subject matter of the lawsuit in a manner satisfactory to it. Emmis intends to actively seek to settle the lawsuit in a manner that is consistent with the revised anti-dilution provisions in the Articles of Correction. If Emmis does not prevail in the lawsuit or resolve it in a timely manner, Emmis intends to examine other alternatives to deliver value to its shareholders, which may include reducing the size of the tender offer so that no anti-dilution adjustment is triggered.

          Smulyan, Emmis’ largest shareholder, has advised Emmis that he does not intend to tender any shares beneficially owned by him. The Company’s other directors and its executive officers also have advised Emmis that they do not intend to tender any shares in the tender offer.

          Under the procedures for a Dutch Auction tender offer, Emmis’ shareholders will have the opportunity to tender some or all of their Class A shares at a price within the $17.25 to $19.75 range per share. Based on the number of Class A shares tendered and the prices specified by the tendering shareholders, Emmis will determine the lowest per-share price within the range that will enable it to buy 20,250,000 Class A shares, or if a lesser number of Class A shares are properly tendered, all Class A shares that are properly tendered and not withdrawn. All Class A shares accepted in the tender offer will be purchased at the same determined price per share regardless of whether the shareholder tendered at a lower price. If holders of more than 20,250,000 Class A shares properly tender and do not withdraw their shares at or below the determined price per share, then Emmis will purchase Class A shares tendered by those shareholders owning fewer than 100 Class A shares without proration, and all other Class A shares will be purchased on a pro rata basis, subject to the conditional tender offer provisions that are described in the offer to purchase that is being distributed to shareholders. Shareholders whose Class A shares are purchased in the tender offer will be paid the determined purchase price net in cash, without interest, after the expiration of the offer period. The tender offer is not contingent upon any minimum number of Class A shares being tendered. The tender offer is subject, however, to a number of other terms and conditions described in the offer to purchase that is being distributed to shareholders. No brokerage fees or commissions will be charged to holders who tender their Class A shares.

          Neither Emmis nor its Board of Directors nor the dealer managers nor the information agent is making any recommendation to shareholders as to whether to tender or refrain from tendering their Class A shares into the tender offer. Shareholders must decide how many Class A shares they will tender, if any, and the price within the stated range at which they will offer their Class A shares for purchase by Emmis.

          The dealer managers for the tender offer are Banc of America Securities LLC and Deutsche Bank Securities Inc. and the information agent is Georgeson Shareholder Communications, Inc. The depositary is Wachovia Bank, N.A. The offer to purchase and related documents are being mailed to holder of record of Class A shares and also will be made available for distribution to beneficial owners of Class A shares. For questions and information, please call the information agent toll free at (866) 399-8748.

Emmis Communications — Great Media, Great People, Great Service ®

          Emmis Communications is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 23 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. In addition, Emmis owns a radio network, international radio stations, 16 television stations, regional and specialty magazines and ancillary businesses in broadcast sales and book publishing.

          THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF EMMIS CLASS A COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT EMMIS IS DISTRIBUTING TO ITS SHAREHOLDERS. SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND OTHER DOCUMENTS THAT EMMIS IS FILING WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS AND INVESTORS ALSO MAY OBTAIN A COPY OF THESE DOCUMENTS, AS WELL AS ANY OTHER DOCUMENTS THAT EMMIS HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, FROM GEORGESON SHAREHOLDER COMMUNICATIONS, INC., THE INFORMATION AGENT FOR THE TENDER OFFER, TOLL FREE AT (866) 399-8748. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER.

Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words “continues,” “expect,” “will,” or “would,” are intended to be, and are, identified as “forward-looking statements,” and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; the attraction and retention of quality talent and other programming; public and governmental reaction to Emmis programming decisions; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; inability or delay in closing acquisitions or dispositions; terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.